UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

February 8, 2008

Ameren Corporation (Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	1-14756 (Commission File Number)	43-1723446 (I.R.S. Employer Identification No.)
1901 Chouteau Avenue, St. Louis, Missouri 63103 (Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
In accordance with the director retirement age provisions of Ameren Corporation’s (“Ameren”) Corporate Governance Guidelines, Gordon R. Lohman and Richard A. Liddy, Ameren directors, offered to complete the term of their service on Ameren’s Board of Directors, effective April 22, 2008, the end of their term as directors and not be nominated for re-election to the Board.  On February 8, 2008 the Board of Directors accepted their offers effective April 22, 2008.

(e)	On February 8, 2008, the Human Resources Committee of the Board of Directors (the “Committee”) of Ameren approved and the full Board of Directors of Ameren ratified the following actions:

*
Establishment of Ameren earnings per share (“EPS”) achievement levels for the 2008 Ameren Executive Incentive Plan (the “2008 EIP”).  The 2008 EIP, which was approved by the Committee and ratified by the full Board of Directors on December 14, 2007, provides for the payment of cash awards to the Named Executive Officers in 2009 based on corporate and/or business segment results and individual performance in 2008.  The 2008 EIP was filed as Exhibit 99.1 to and described in Ameren’s Current Report on Form 8-K filed December 18, 2007, which Exhibit 99.1 and description are incorporated herein by reference.  The Board ratified Ameren EPS threshold, target and maximum Ameren EPS achievement levels under the 2008 EIP of $2.70, $3.00 and $3.30, respectively.  As Messrs. Voss and Naslund have business segment responsibility, their 2008 EIP incentive compensation opportunity is based 50% on Ameren EPS and 50% on Missouri regulated business segment contribution to Ameren EPS.  The Board also ratified threshold, target and maximum Missouri regulated business segment contribution to Ameren EPS of $1.14, $1.27 and $1.40, respectively.

*
Authorization of the issuance pursuant to the 2006 Omnibus Incentive Compensation Plan of performance share unit awards for 2008 to the Named Executive Officers.  Each performance share unit represents the right to receive a share of Ameren’s common stock assuming certain performance criteria are achieved.  The actual number of performance share units earned will vary from 0 percent to 200 percent of the target number of performance share units granted to each Named Executive Officer, based primarily on Ameren’s three-year total shareholder return relative to a utility peer group and continued employment during such three-year period (the “Performance Period”).  Once earned, performance share units continue to track with Ameren’s common stock price for two years (the “Holdback Period”), at which time the performance share units are paid in Ameren’s common stock.  Dividends on performance share units will accrue and be reinvested into additional performance share units throughout the Performance Period.  Dividends will be paid on a current basis during the Holdback Period. Because these performance share units will be earned only if performance goals over Performance Periods are attained, the amounts, if any, that will be payable to the Named Executive Officers pursuant to the performance share unit awards described above are not determinable at this time.  The Committee has the ability to amend the terms of the performance share unit awards, including the performance criteria, to the extent not adverse to the holders of an award.

The target number of performance share units issued to each Named Executive Officer for 2008 pursuant to the 2006 Omnibus Incentive Compensation Plan is set forth in the table attached as Exhibit 99.1 and is incorporated by reference herein.  The form of performance share unit award was filed as Exhibit 10.2 to Ameren’s combined Current Report on Form 8-K filed February 10, 2006 and is incorporated herein by reference.  The award agreements between Ameren and each of the Named Executive Officers provide certain “change of control” acceleration benefits and payouts as described in the February 10, 2006 Current Report on Form 8-K, which description is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number:	Title:
99.1	Table of Target 2008 Performance Share Unit Awards Issued to Named Executive Officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Ameren has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMEREN CORPORATION
(Registrant)

/s/ Martin J. Lyons
Martin J. Lyons
Senior Vice President and Chief Accounting Officer
(Principal Accounting Officer)

Date:  February 14, 2008

Exhibit Index

Exhibit Number:	Title:
99.1	Table of Target 2008 Performance Share Unit Awards Issued to Named Executive Officers.